Exhibit 99.1

atai Life Sciences Reports First Quarter 2022 Financial Results and Business Update

– Strong execution across atai’s three strategic pillars: rapid acting pharmacological intervention, ongoing digital support and biomarker-driven precision mental health

– Key milestones include first subject dosed in Phase 1 KUR-101, launch of drug discovery engine Invyxis, initiation of Psyber usability study in patients and COMPASS’ end of Phase 2 FDA meeting

– Ended the first quarter with $335 million cash, maintaining atai’s position as a well-funded, leading mental health company

Video interview with Management to be posted today at 8:30 a.m. (EDT)

NEW YORK and BERLIN, May 16, 2022 (GLOBE NEWSWIRE) — atai Life Sciences N.V. (Nasdaq: ATAI) (“atai”), a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders, today reported financial results for the quarter ended March 31, 2022 and provided a business update.

“We made great progress in the first quarter on our mission to achieve clinically meaningful behavioral change in people living with mental health disorders – seeing strong momentum across our three strategic pillars. We dosed the first subject in our Phase 1 KUR-101 trial and launched our fourth drug discovery program, Invyxis. In addition, we initiated a usability study of Psyber in patients receiving ketamine treatment, further advancing our ongoing digital support programs,” said Florian Brand, Chief Executive Officer & Co-Founder of atai.

“The first quarter of 2022 continued with strong execution of our clinical pipeline. We anticipate several clinical milestones in 2022 and beyond, including data from the Phase 2 proof-of-concept study of PCN-101 as a potential at-home-use therapy in treatment resistant depression (TRD). We also anticipate results from a relative bioavailability study comparing subcutaneous formulation of PCN-101 to existing IV formulation, and additional Phase 1 readouts, including GRX-917, DMX-1002, and KUR-101. Finally we expect Phase 2 trial initiations for GRX-917 and RL-007, as well as Phase 1 initiations for EMP-01 and VLS-101 during 2022 and RLS-01 in the first half of 2023. It’s a testament to our phenomenal team that we anticipate to have 10 compounds in the clinic.” said Srinivas Rao, Chief Scientific Officer & Co-Founder of atai.

Video Interview with Management

A video interview with atai Life Sciences CEO & Co-Founder Florian Brand, CSO & Co-Founder Srinivas Rao, and CFO Greg Weaver will be available today at 8:30 a.m. Eastern Time at https://vimeo.com/atailifesciences.

The interview will also be accessible for replay in the “Events” section of the Company’s website at www.atai.life. The archived copy of the interview will be available on the Company’s website for at least 30 days.

Pipeline Highlights

The Company continued to execute in the first quarter advancing many of its programs and is looking forward to additional clinical milestones for the remainder of 2022 and beyond. The Company anticipates 10 compounds in clinical development. atai’s development pipeline of pharmaceuticals, digital therapeutics, and precision mental health are supported by a total of 171 issued patents and 49 pending non-provisional patents.

Treatment Resistant Depression (TRD)

Perception Neuroscience – PCN-101: After receiving FDA IND Clearance in December 2021, Perception has reached agreement with the FDA to move forward to expand its PCN-101 Phase 2a clinical study initiated last September in Europe to the United States. Perception has also initiated enrollment in a clinical drug-drug interaction study in April 2022 to assess the pharmacokinetics of PCN-101 when used concurrently with other drugs. In addition, a relative bioavailability study comparing the subcutaneous formulation to the existing IV formulation is anticipated to be initiated later this year.

COMPASS Pathways – COMP-360: COMPASS held a productive end-of-Phase 2 meeting with the FDA in April 2022.

Cognitive Impairment Associated with Schizophrenia (CIAS)

Recognify Life Sciences – RL-007: Recognify is expected to initiate a Phase 2a proof-of concept trial in CIAS in the second half of 2022, with the goal of demonstrating the pro-cognitive benefit of RL-007 in CIAS.

Generalized Anxiety Disorder (GAD)

GABA Therapeutics – GRX-917: In June 2021, GABA initiated a Phase 1 single and multiple ascending dose trial of GRX-917. Topline data for this trial is expected by mid of this year and the initiation of a Phase 2a proof-of-concept trial is anticipated to follow in the second half of this year.

Opioid Use Disorder (OUD)

Kures – KUR-101: Kures initiated a Phase 1 trial in March 2022. The trial is a randomized, double-blind, two-part study of the safety, tolerability, pharmacokinetics, analgesic and respiratory effects of KUR-101 in healthy volunteers. Part 1 is a five-cohort, single ascending dose study of KUR-101. Part 2 is a three-period crossover study to compare the analgesic and respiratory effects of a single oral dose of KUR-101, a single oral dose of immediate release oxycodone (OxyNorm™) and a single oral dose of placebo in healthy male volunteers. Topline results are expected in the second half of 2022.

Drug Discovery

Further strengthening atai’s commitment to next-generation treatments, atai launched Invyxis in late January 2022 to accelerate discovery of next generation mental health treatments. Invyxis will add proven medicinal chemistry and comprehensive biological evaluation capabilities to grow atai’s portfolio of new chemical entities. The early focus will be on designing unique, novel compounds targeting the serotonin 5-HT2A receptor with other central nervous system receptor targets to follow. This new platform company complements atai’s machine learning-powered computational chemistry with EntheogeniX and biosynthesis-based drug discovery approaches with TryptageniX.

Team Expansion

atai continued to strengthen its team in the first quarter by securing key hires. At GABA Therapeutics Mario David Saltarelli, M.D., Ph.D., was appointed as Chief Executive Officer and Chief Medical Officer. Maju Mathews, M.D., and Cedric Burg were appointed as CMO and SVP of Clinical Operations, respectively, at Perception Neuroscience.

Consolidated Financial Results

atai ended the first quarter of 2022 with a cash position of $335 million which it anticipates will be sufficient to provide a cash runway through year end 2023.

Cash, Cash Equivalents, and Short-term investments

Cash, cash equivalents and short-term investments totaled $335 million as of March 31, 2022, compared to $362 million as of December 31, 2021. The three-month net use of cash of $27 million was primarily attributable to net cash used in operating activities of $24.0 million and $3 million of additional investments in the platform companies.

Operating Costs and Expenses

Research and development expenses were $15.5 million for the three months ended March 31, 2022, as compared to $5.6 million for the same prior year period. The increase of $9.9 million was primarily attributable to an increase of $4.8 million of personnel costs, which included a $3.6 million increase in stock-based compensation expense and $4.9 million of increased contract research organization expenses related to the advancement of R&D programs.

There was no acquisition of in-process R&D expense for the three months ended March 31, 2022. Acquisition of in-process R&D expense for the same prior year period was $1.0 million, which was primarily related to IPR&D acquired from InnarisBio.

General and administrative expenses for the three months ended March 31, 2022, were $18.0 million, as compared to $9.3 million in the same prior year period. The increase of $8.7 million was primarily attributable to a $6.4 million increase in stock-based compensation expense, a $1.7 million increase in insurance costs, and a $0.7 million increase in personnel and facilities costs.

Net loss attributable to shareholders for the three months ended March 31, 2022, was $36.9 million. For the three months ended March 31, 2021, the Company recognized $0.7 million in net income attributable to shareholders, primarily due to the recognition of $19.9 million of license revenue related to the Otsuka Agreement during the period.

About atai Life Sciences

atai Life Sciences is a clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. Founded in 2018 as a response to the significant unmet need and lack of innovation in the mental health treatment landscape, atai is dedicated to acquiring, incubating, and efficiently developing innovative therapeutics to treat depression, anxiety, addiction, and other mental health disorders.

atai’s business model combines funding, technology, scientific, and regulatory expertise with a focus on innovative compounds, including psychedelic therapy and other drugs with differentiated safety profiles and therapeutic potential. By pooling resources and best practices, atai aims to responsibly accelerate the development of new medicines across its companies to achieve clinically meaningful and sustained behavioral change in mental health patients.

atai’s vision is to heal mental health disorders so that everyone, everywhere can live a more fulfilled life. For more information, please visit www.atai.life.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, the success, cost, and timing of development of our product candidates, including the progress of preclinical studies and clinical trials and related milestones, the commercialization of our current product candidates and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue, the timing of and our ability to obtain and maintain regulatory approvals, our business strategy and plans, potential acquisitions, and the plans and objectives of management for future operations and capital expenditures, are forward-looking statements. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond our control and which could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including without limitation: statements regarding our future operating results and financial position, the success, cost and timing of development of our product candidates, including the progress of preclinical studies and clinical trials and related milestones, the commercialization of our current product candidates and any other product candidates we may identify and pursue, if approved, including our ability to successfully build a specialty sales force and commercial infrastructure to market our current product candidates and any other product candidates we may identify and pursue, the timing of and our ability to obtain and maintain regulatory approvals, our business strategy and plans, potential acquisitions, and the plans and objectives of management for future operations and capital expenditures. Other risk factors include the important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by our subsequent filings with the SEC, that may cause our actual results, performance, or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this press release, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations.

Contact Information

Investor Contact:

Greg Weaver

Chief Financial Officer

greg.weaver@atai.life

Media Contact:

Maggie Gordon

Senior Manager of Communications

maggie@atai.life

ATAI LIFE SCIENCES N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2022	2021
License revenue	$—	$19,880
Operating expenses:
Research and development	15,460	5,585
Acquisition of in-process research and development	—	972
General and administrative	17,982	9,273

Total operating expenses	33,442	15,830

Income (loss) from operations	(33,442)	4,050

Other income (expense), net	1,521	1,703

Net income (loss) before income taxes	(31,921)	5,753
Provision for income taxes	(41)	(6)
Losses from investments in equity method investees, net of tax	(5,596)	(1,703)

Net income (loss)	(37,558)	4,044
Net income (loss) attributable to redeemable noncontrolling interests and noncontrolling interest	(689)	3,356

Net income (loss) attributable to ATAI Life Sciences N.V. stockholders	$(36,869)	$688

Net income (loss) per share attributable to ATAI Life Sciences N.V. stockholders — basic	$(0.24)	$0.01

Net income (loss) per share attributable to ATAI Life Sciences N.V. stockholders — diluted	$(0.24)	$0.01

Weighted average common shares outstanding attributable to ATAI Life Sciences N.V. stockholders — basic	153,529,268	119,258,529

Weighted average common shares outstanding attributable to ATAI Life Sciences N.V. stockholders — diluted	153,529,268	121,374,430

ATAI LIFE SCIENCES N.V.

CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)	(1)
Assets
Cash and cash equivalents	$123,975	$362,266
Debt securities carried at fair value	210,939	—
Prepaid expenses and other current assets	12,985	11,903
Short term notes receivable	887	913
Property and equipment, net	178	149
Equity method investments	9,749	16,131
Other investments	10,587	11,628
Long term notes receivable - related parties	6,928	3,835
Other assets	7,504	7,341

Total assets	$383,732	$414,166

Liabilities and Stockholders’ Equity
Accounts payable	3,612	6,004
Accrued liabilities	18,252	14,829
Current portion of contingent consideration liability - related parties	—	51
Other current liabilities	227	51
Non-current portion of contingent consideration liability - related parties	2,433	2,432
Convertible promissory notes - related parties, net of discounts and deferred issuance costs	725	743
Other liabilities	4,126	4,097
Total stockholders’ equity attributable to ATAI Life Sciences N.V. stockholders	346,006	376,908
Noncontrolling interests	8,351	9,051

Total liabilities and stockholders’ equity	$383,732	$414,166

(1)	The condensed consolidated financial statements as of and for the year ended December 31, 2021 are derived from the audited consolidated financial statements as of that date.